                                 SCHEDULE 14 C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.
                                (AMENDMENT NO. )

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement

                        BIODYNAMICS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                 Name of Registrant as specified in its Charter

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1)     Title of each class of securities to which transaction applies:
                     Common Stock, par value $.01 per share

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    (2)     Aggregate number of securities to which transaction applies:

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    (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4)     Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5)     Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)     Amount Previously Paid:

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    (2)     Form, Schedule or Registration Statement No.:

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    (3)     Filing Party:

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    (4)     Date Filed:

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




                        BIODYNAMICS INTERNATIONAL, INC.
                            1719 ROUTE 10, SUIT 314
                          PARSIPPANY, NEW JERSEY 07054



                                                                October 14, 1997


Dear Shareholder:

         On behalf of the Board of Directors, we cordially invite you to attend a Special meeting of the Shareholders of Biodynamics International, Inc. (the "Company"), which will be held at the offices of the Company, located at 1719 Route 10, Suite 314, Parsippany, New Jersey 07054, on November 10, 1997, at 9:30 a.m., local time.

         At the Special Meeting, shareholders will be asked to act upon (i) a proposal to amend the Company's Articles of Incorporation to change the name of the Company from Biodynamics International, Inc. to Genix Medical, Inc., and
(ii) a proposal to reduce the number of outstanding shares of the Company's Common Stock through a one-for-ten reverse split of the shares, and if the proposal to reverse split the outstanding shares of Common Stock is approved, to consider and vote upon (iii) a proposal to amend the Company's 1996 Incentive and Non-Statutory Stock Option Plan to increase the shares of Common Stock covered by such plan from 200,000 to 2,000,000 shares, (iv) a proposal to grant a Special Stock Option to purchase 300,000 shares of Common Stock to the President and Chief Executive Officer, and (v) a proposal to amend the Company's 1996 Management Compensation Plan to increase the shares of Common Stock subject thereto from 50,000 to 500,000 shares. Shareholders will also be asked to transact such other business as may properly come before the meeting or any adjournment thereof. On the following pages you will find the Notice of the Special Meeting of Shareholders and the Information Statement giving information concerning the matters to be acted upon at the meeting. Due to the importance of the information contained in the Information Statement, you are urged to retain it for future reference.

         Your vote is important and the Company's management team would greatly appreciate your attendance at the Special Meeting. However, we are not asking you for a proxy, and you are requested not to send us a proxy.

         We sincerely hope you will be able to attend the Special Meeting and we look forward to seeing you at the Special Meeting of Shareholders.

                                              Very truly yours,

                                              CHARLES C. DRAGONE
                                              Chairman of the Board

                        BIODYNAMICS INTERNATIONAL, INC.
                            1719 ROUTE 10, SUITE 314
                          PARSIPPANY, NEW JERSEY 07054

                                ---------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 1997
                                ---------------


TO THE SHAREHOLDERS OF BIODYNAMICS INTERNATIONAL, INC.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Biodynamics International, Inc., a Florida corporation (the "Company"), will be held at the offices of the Company, located at 1719 Route 10, Suite 314, Parsippany, New Jersey 07054, on November 10, 1997 at 9:30 a.m., local time, to act on the following matters:


         1. A proposal to amend the Company's Articles of Incorporation to change the name of the Company from Biodynamics International, Inc. to Genix Medical, Inc.;

         2. A proposal to reduce the number of outstanding shares of the Company's Common Stock through a one-for-ten reverse split of such outstanding shares; and if applicable, to consider and vote upon:

         3. A proposal to amend the Company's 1996 Incentive and Non-Statutory Stock Option Plan to increase the shares of Common Stock covered by such plan from 200,000 shares to 2,000,000 shares;

         4. A proposal to grant a Special Stock Option to purchase 300,000 shares of Common Stock to the President and Chief Executive Officer;

         5. A proposal to amend the Company's 1996 Management Compensation Plan to increase the shares of Common Stock subject thereto from 50,000 to 500,000 shares; and

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only Shareholders of record at 5:00 p.m., Eastern Daylight Time, on October 10, 1997, are entitled to receive notice of, and to vote at, the Special Meeting.

                                        By Order of the Board of Directors

                                        Charles C. Dragone,
                                        Chairman of the Board

Parsippany, New Jersey
October 14, 1997

                        BIODYNAMICS INTERNATIONAL, INC.
                            1719 ROUTE 10, SUITE 314
                          PARSIPPANY, NEW JERSEY 07054

                    ---------------------------------------
                             INFORMATION STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 10, 1997

                    ---------------------------------------

                              GENERAL INFORMATION

         This Information Statement is being furnished to the holders ("Shareholders") of the common shares, par value $.01 per share ("Common Stock"), of Biodynamics International, Inc., a Florida corporation (the "Company"), in connection with the Special Meeting of Shareholders to be held on November 10, 1997, at 9:30 a.m. (the "Special Meeting"), and at any adjournment thereof. The Special Meeting will be held at the offices of the Company, located at 1719 Route 10, Suite 314, Parsippany, New Jersey 07054. This Information Statement is first being sent to Shareholders, together with the Notice of Special Meeting, on or about October 14, 1997.

         At the Special Meeting, Shareholders will be asked to consider and vote on the following proposals to (i) amend the Company's Articles of Incorporation to change the name of the Company from Biodynamics International, Inc. to Genix Medical, Inc. and (ii) reduce the outstanding shares of the Company's Common Stock through a one-for-ten reverse split and, if the proposal to reverse split the outstanding shares of Common Stock is approved, to (iii) amend the Company's 1996 Incentive and Non-Statutory Stock Option Plan to increase the number of shares of Common Stock covered by such plan from 200,000 shares to 2,000,000 shares, and (iv) grant a Special Stock Option to purchase 300,000 shares of Common Stock to the President and Chief Executive Officer of the Company, and (v) amend the Company's 1996 Management Compensation Plan to increase the shares of Common Stock subject thereto from 50,000 to 500,000 shares. The shareholders will also be asked to transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed 5:00 p.m., Eastern Daylight Time, on October 10, 1997, as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Special Meeting or any adjournment thereof. On October 10, 1997, there were 26,875,090 issued and outstanding shares of Common Stock of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Shares of Common Stock as of the Record Date will constitute a quorum at the Special Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon.

         Pursuant to an agreement and plan of recapitalization among the Company and certain institutional investors, as described in greater detail elsewhere in this Information Statement, management and such institutional investors, who own approximately 60% of the outstanding shares of Common Stock of the Company, have indicated their intent to vote in favor of the proposals. The votes represented by these Shareholders are sufficient to approve the proposals coming before the Special Meeting. THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Shareholders are invited to attend the Special Meeting and can vote in person at that time.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 10, 1997 by
(i) each person known to the Company to own beneficially more than 5% of its Common Stock, (ii) each director and executive officer of the Company, and
(iii) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the Common Stock owned by them.

----------------------------------------------------------------------------------------------------------------
      NAME AND ADDRESS                                                      AMOUNT AND NATURE          PERCENT
     OF BENEFICIAL OWNER                                                 OF BENEFICIAL OWNER(1)      OF CLASS(2)
----------------------------------------------------------------------------------------------------------------
Renaissance Capital Partners III, Ltd.....................................       5,475,600            20.37%
    8080 N. Central Expressway
    Suite 210-LB 59
    Dallas, TX 75206

Renaissance Capital Group, Inc.(3)........................................       5,475,600            20.37%
    8080 N. Central Expressway
    Suite 210-LB 59
    Dallas, TX 75206

Charterhouse Second Venture Fund
    Management Limited....................................................       4,022,250            14.96%
    123 Buckingham Palace Rd.
    London, England
    SE1W9SL

Kleinwort Benson European Mezzanine Fund, L.P.............................       3,220,350            11.98%
    Westbourne
    The Grange
    St. Peter Port
    Guernsey, CI
    GY1 3BG

Froley, Revy Investment Co., Inc..........................................       2,939,850            10.94%
    10900 Wilshire Boulevard, Suite 1050
    Los Angeles, CA 90024-6594

Alta Berkeley Associates..................................................       2,610,000             9.71%
    9 Saville Row
    London, England
    W1X1AF

Nat West Ventures (Investments) Ltd.......................................         216,150                 *
    Fenchurch Exchange
    8 Fenchurch Place
    London, England
    EC3M4TE


Charles Dragone...........................................................         323,500             1.20%

Karl H. Meister...........................................................         668,750             2.49%

Russell Cleveland.........................................................       5,485,600(3)         20.41%

Dr. Harold Helderman......................................................          10,000                 *

Elroy G. Roelke...........................................................           2,500                 *

Peter J. Finnerty.........................................................         200,000                 *

All directors and officers as a group (6 persons).........................       6,690,350            24.88%

----------------
*      Less than 1%
(1) In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(2) In calculating the percentage ownership for a given individual or group, the number of shares of Common Stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.
(3) Includes 5,475,600 shares of Common Stock owned by Renaissance, a limited partnership of which Renaissance Capital Group, Inc. is the Managing General Partner. Mr. Cleveland is the President and 66.6% majority shareholder of Renaissance Capital Group, Inc.

                                    ITEM - I

           PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

       The Board of Directors on September 22, 1997 unanimously adopted a resolution proposing that the Company amend its Articles of Incorporation to change its corporate name from Biodynamics International, Inc. to Genix Medical, Inc. (the "Amendment"). The Board believes that this change of name of the Company better reflects the nature of the business of the Company.

       Article I of the Articles of Incorporation will be amended to read as follows:

       "ARTICLE I - Corporate Name

       The name of this corporation is Genix Medical, Inc."

VOTE REQUIRED

       In order to approve and adopt the proposal to amend the Company's Articles of Incorporation to change the name of the Company at the Special Meeting, the votes cast in favor of adopting the Amendment must exceed the votes cast opposing such action, provided a quorum is present.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO
                              GENIX MEDICAL, INC.

                                   ITEM - II

               PROPOSAL TO EFFECT A ONE-FOR-TEN REVERSE SPLIT OF
              THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK

         The Board of Directors has proposed a resolution that would effect a reverse split of certain shares of the Company's Common Stock on the basis of one share of Common Stock for each ten shares of such Common Stock ( the "Reverse Stock Split"). The Board's proposed Reverse Stock Split would have the effect of reducing the number of outstanding shares of Common Stock, but it would not reduce the total number of authorized shares of Common Stock from 30,000,000 shares. As of October 10, 1997, 26,875,090 shares of Common Stock were issued and outstanding, 2,492,000 shares are reserved for issuance upon exercise of options granted under the Company's stock option plans and 18,484,200 shares are subject to issuance upon the exercise of outstanding warrants.

BACKGROUND

         The Company experienced a net loss of $3,175,000 for the nine months ended June 30, 1997, or $0.38 per share compared to a net loss for the same period a year ago of $1,995,000 or $0.25 per share. The June 30, 1997 results were impacted by a ban on the use of human dura mater tissue, and a recall of such products ordered by the Japanese Ministry of Health in April 1997. The Company had negative working capital of $249,000 as of June 30, 1997, and total negative stockholders equity of $716,000, as of the same date.

         In the past the Company has relied upon its available lines of credit and upon institutional investors to fund its operational cash flow, when needed. Based upon current operations, it was projected that the working capital of the Company would have been exhausted by the end of August 1997. In response to the projected working capital shortage, the Company sought the cooperation of its institutional investors to provide the required capital and to convert existing debt into equity. On August 29, 1997, the Company reached such an agreement (the "Recapitalization Agreement") with Renaissance Capital Partners II, Ltd. ("Renaissance"), NatWest Ventures (Investments) Ltd. ("NatWest"), Kleinwort Benson European Mezzanine Fund L.P. ("Kleinwort"), (NatWest and Kleinwort collectively referred to as the "Mezzanine Lenders"), Froley, Revy Investment Co., Inc. ("Froley"), and Charterhouse Second Venture Fund Management Limited ("Advent"), (Renaissance, NatWest, Kleinwort, Froley and Advent collectively are referred to as the "Institutional Investors").

         Pursuant to the Recapitalization Agreement, the Institutional Investors agreed to convert their shares of the Company's Series C Preferred Stock (the "Series C Shares") into Common Shares, and to amend the terms of the Series C Shares to (i) delete the anti-dilution provision of such shares, and
(ii) to permit the Company's Board of Directors to mandatorily convert all of the Series C Shares into shares of Common Stock (the "Amendments"). At a Special Meeting of the shareholders of Series C Shares, the proposed Amendments were approved by the Institutional Investors. On September 22, 1997, $15,711,570 million of outstanding Series C Shares were converted into (i) 18,484,200 shares of Common Stock, and (ii) three-year warrants to purchase, in the aggregate, 18,484,200 additional shares of Common Stock for $4,621,050 (the "Warrants"), ((i) and (ii) collectively are referred to as the "Series C Conversion").

         In June 1997, Renaissance loaned the Company $1,000,000 to be used for working capital. As part of the Recapitalization Agreement, Renaissance agreed to and has extended the maturity date on such short-term loan, and on September 15, 1997, Renaissance provided the Company with an additional $1,000,000 loan (collectively, the "Bridge Loans"). Renaissance has further agreed to exchange the Bridge Loans for a five-year convertible debenture (the "Debenture"), which will be convertible into 44,132,309 shares of Common Stock plus warrants which will be exercisable at $2,015,991 into 8,063,963 shares (the "Debenture/Warrant"). In the Series C Conversion, Renaissance received 5,475,600 shares of Common Stock, and Warrants to purchase approximately 5,475,600 additional shares of Common Stock for $1,368,900. On a fully diluted basis, giving effect to the exercise of Warrants and conversion of the Debenture to be issued, Renaissance will have beneficial ownership of 51% of the Company's outstanding shares of Common Stock.

         The Company's Mezzanine Lenders have provided in the past a total of approximately $4,100,000 in the form of loans and accrued interest to the Company's German subsidiary. Pursuant to the Recapitalization Agreement, and in addition to their agreement to participate in the Series C Conversion, the Mezzanine Lenders agreed to exchange such loans and accrued interest into 26,263,010 shares of Common Stock. Separately, in the Series C Conversion, the Mezzanine Lenders as Institutional Investors received 3,436,500 shares of Common Stock, and Warrants to purchase 3,436,500 additional shares of Common Stock for $859,125 in exchange for their Series C Stock. On a fully diluted basis, the Mezzanine Lenders will have beneficial ownership of 26.76% of the Company's outstanding shares of Common Stock.

         Advent and Froley, together with Alta Berkeley Associates, the sole other shareholder of Series C Shares ("Alta Berkeley"), collectively received 9,572,100 shares of Common Stock in the Series C Conversion, plus Warrants to purchase 9,572,100 additional shares of Common Stock for $2,393,000. On a full diluted basis, Alta Berkeley, Advent and Froley collectively will have beneficial ownership of 15.47% of the Company's outstanding shares of Common Stock.

         This background information about the Recapitalization Agreement is supplemented by the Company's Pro Forma Balance Sheet attached hereto as Appendix A, which sets forth the Company's June 30, 1997 Balance sheet, as adjusted to reflect (i) a July 1, 1997 litigation settlement and conversion of Senior B Long-term debt to Series C Preferred Stock, (ii) the Series C Conversion to Common Stock, (iii) the Bridge Loans, (iv) the exchange of the Mezzanine Lenders' loans for Common Stock, and (v) the exchange of Renaissance's Bridge Loans for the Debenture.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

         Giving full effect to the Recapitalization Agreement, assuming the exercise of all Warrants and the conversion of the Debenture, the number of outstanding shares of the Company's Common Stock would rise to 123,818,572 shares. The principal purpose of the proposed Reverse Stock Split is to prevent such a significant increase in the number of outstanding shares, by reducing the number of shares presently (i) outstanding, (ii) subject to issuance pursuant to the Recapitalization Agreement, and (iii) reserved for issuance pursuant to the Company's option and incentive plans ((i), (ii), and (iii) collectively referred to as the "Shares Subject to the Reverse Stock Split").

           The Company's Articles of Incorporation authorize the issuance of only 30,000,000 shares of Common Stock. The Board of Directors proposed the Reverse Stock Split, rather than an increase in the number of authorized shares of Common Stock, because it believes that 123,818,572 outstanding shares of the Company's Common Stock would be disproportionately large relative to the Company's present market capitalization. Moreover, when such a large number of shares is outstanding, earnings per share is only affected by a significant change in net earnings. If a smaller number of shares is outstanding, management would be more likely to see its sales efforts and savings reflected in any future earnings per share of the Company.

         In addition, the Board of Directors believes that the present level of per share market prices of the Common Stock impairs the acceptability of the stock by the investment community. During the past six months, the market price for the Company's Common Stock has ranged from $0.063 to $0.938 per share, and as of October 10, 1997, such market price was $ ____ per share. There can be no assurance that the price of a stock after a reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, however, the proposed Reverse Stock Split is intended to facilitate a future price level for the Common Stock that will increase investor interest and reduce the resistance of brokerage firms to recommend the Common Stock in the future. Although the Company anticipates that the reverse stock split will not adversely affect the Company's stock price, there can be no assurance that the market price of the Company's Common Stock after the proposed Reverse Stock Split will be higher than the market price before the proposed Reverse Stock Split, or that the price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

         The Board set the ratio for combining the stock at one-for-ten, because that ratio would allow the Company to effectuate the Recapitalization Agreement, ensure the availability of a sufficient number of Common Shares to satisfy the Company's current obligations to issue stock, and have enough authorized and unissued shares available for future stock issuances, without having to increase the number of Common Shares currently authorized in the Articles.

PRINCIPAL EFFECTS

         If the Reverse Stock Split is approved, the total number of Shares Subject to the Reverse Stock Split would be converted automatically into an amount of whole shares equal to such number divided by ten. All fractional shares will be treated in the manner set forth below. In addition, the number of authorized shares of Common Stock and the par value of the Common Stock will not change under the Board's proposed Reverse Stock Split.

         Based upon 26,875,090 shares of Common Stock outstanding on October 10, 1997, the proposed one-for-ten Reverse Stock Split would decrease the outstanding shares of Common Stock to approximately 2,687,509 shares, which will be held by approximately 425 shareholders of record. The proposed Reverse Stock Split would not affect the proportionate equity interest in the Company or proportionate voting power of any holder of Common Stock. The rights and privileges of the holders of Common Shares would not be affected substantially by adoption of the proposed Reverse Stock Split, however the effect of the Recapitalization Agreement will be to reduce the percentage ownership of the Company's public Shareholders from approximately 31.22% to 6.78% on a fully diluted basis. The Board believes that the Recapitalization Agreement and resultant dilution of the public Shareholders' equity interest in the Company is necessary to avert a filing by the Company for bankruptcy.

         As of October 10, 1997, there were outstanding options to purchase an aggregate 2,492,000 shares of Common Stock under the Company's incentive and non-statutory stock option plans (the "Option Plans"). On that date, 908,000 shares of Common Stock remained available for grant under the Option Plans. The Option Plans provides for automatic adjustment of the number and per share price of the Common Stock subject to outstanding options and available for future grant in the event of a change in capitalization, such as the proposed Reverse Stock Split. If the proposed one-for-ten Reverse Stock Split is approved, there would be reserved for issuance upon the exercise of all outstanding options a total of 249,200 shares of Common Stock. Each of the outstanding options would thereafter evidence the right to purchase 10% of the shares of Common Stock previously covered thereby, and the exercise price per share would be ten times the present exercise prices which range from $0.4375 per share to $1.10 per share. The number of shares available for issuance under the Option Plan would decrease to approximately 90,800 shares of Common Stock.

         Currently there are 18,484,200 shares of Common Stock subject to issuance upon the exercise of outstanding Warrants. The Board of Directors have proposed, and the majority of the holders of the Warrants have agreed, that the Warrants will be subject to the Reverse Stock Split. If the proposed Reverse Stock Split is approved, the Warrants will be convertible, in the aggregate, into 1,848,420 shares of Common Stock. The Warrants are presently exercisable at $.25 per share. Upon approval of the Reverse Stock Split, the exercise price of the Warrants would be increased to $2.50 per share.

         The Company is also obligated to issue an aggregate of 44,132,309 shares of Common Stock upon the issuance of the Debenture to Renaissance. The Board of Directors have proposed, and Renaissance has agreed, that the Debenture will be subject to the Reverse Stock Split. If the proposed Reverse Stock Split is approved, the Debenture will be convertible into 4,413,231 shares of Common Stock. Similarly, Renaissance's Debenture/Warrant, upon issuance, will be exercisable for 8,063,963 shares of Common Stock will be reduced to 806,397 shares of Common Stock into which it may be converted if the Reverse Stock Split is approved.

         The following table illustrates the principal effects of the proposed Reverse Stock Split as discussed in the preceding paragraphs:


                                                                        Number of Shares        Number of Shares
                                                                         Of Common Stock         Of Common Stock
                                                                     Prior to Reverse Split    After Reverse Split
                                                                     ----------------------    -------------------
Authorized........................................................            30,000,000            30,000,000
Outstanding.......................................................            26,875,090             2,687,509
Reserved for future issuance upon exercise of options
     under Option Plan............................................             2,000,000             2,000,000
Reserved for issuance in connection with future grants
     under management compensation plan...........................               500,000               500,000
Subject to issuance upon exercise of all outstanding
     Warrants.....................................................            18,484,200             1,848,420
Subject to issuance upon conversion of Renaissance's
     Debenture and Debenture/Warrant..............................            52,196,272             5,219,628
Available for future issuance by action of the Board of
     Directors (after giving  effect to the above
     reservations)................................................                     -            17,744,443


FRACTIONAL SHARES AND EXCHANGE OF STOCK CERTIFICATES

         As soon as possible after the Effective Date, holders of Common Stock will be notified and requested to surrender their present Common Stock certificates for new certificates representing the number of whole shares of Common Stock after the Reverse Split. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Stock in the appropriately reduced whole number of shares. American Transfer & Trust Company will be appointed exchange agent (the "Exchange Agent"), to act for Shareholders in effecting the exchange of their certificates. Shareholders should not forward their certificates to the Exchange Agent until a letter of instruction is received, and should surrender their certificates only with such letter.

         No scrip or fractional shares certificates for Common Stock will be issued in connection with the proposed Reverse Stock Split, but in lieu thereof, the Board of Directors has authorized the Company's officers to round up all fractional shares to the nearest whole share.

EFFECTIVE DATE

         Upon approval of the proposed Reverse Stock Split by the Shareholders at the Special Meeting and the filing of an amendment to the Articles of Incorporation, the Reverse Stock Split will become effective as of 5:00 p.m., E.S.T. on the date of such approval and filing (the "Effective Date"). Without any further action on the part of the Company or the Shareholders, the Common Shares held by Shareholders of record will be converted at 5:00 p.m., E.S.T. on the Effective Date into the right to receive a number of whole Common Shares as described above.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material anticipated federal income tax consequences of the proposed Reverse Stock Split of the Company's Common Stock. This discussion is based on the Federal income tax laws as now in effect and as currently interpreted; it does not take into account possible changes in such tax laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This discussion does not purport to address all aspects of the possible federal income tax consequences of the proposed Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this discussion does not consider the federal income tax consequences to Shareholders of the Company in light of their individual investment circumstances or to tax laws (for example, life insurance companies, financial institutions, tax-exempt organizations, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

         No ruling will be obtained from the Internal Revenue Service regarding the Federal income tax consequences to the Shareholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         Upon approval of the Company's Shareholders, the proposed Reverse Stock Split will qualify as a tax-free recapitalization for the Company and the Shareholders.

         Shares of Common Stock in the hands of a Shareholder after the Reverse Stock Split will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of Common Stock held by that Shareholder immediately prior to the proposed Reverse Stock Split, increased by any gain recognized from the rounding of fractional shares to the nearest next whole share. A Shareholder's holding period for the Common Shares after the Reverse Stock Split will not change.

DISSENTERS' RIGHTS

         Dissenting Shareholders have no appraisal rights under Florida law or under the Company's Articles or By-laws in connection with the proposed Reverse Stock Split.

VOTE REQUIRED

         The Board of Directors believes that the Recapitalization and the attendant Reverse Stock Split are in the best interests of the Company and the Shareholders. In order to approve and adopt this proposal at the Special Meeting, the votes cast in favor of the proposal must exceed the votes cast opposing this proposal, provided a quorum is present.

            THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO EFFECT A ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

                                   ITEM - III

                 AMENDMENT TO THE COMPANY'S 1996 INCENTIVE AND
                        NON-STATUTORY STOCK OPTION PLAN

         The Company maintains a 1992 ("1992 Option Plan") and 1996 Incentive and Non-Statutory Stock Option Plan ("1996 Option Plan") under which incentive and non-qualified options may be granted to employees, directors and certain key affiliates. Under the Option Plans, options may be granted at not less than the fair market value on the date of grant. Options may be subject to a vesting schedule and expire ten years after grant.

         Under the 1992 Option Plan, 1,400,000 shares are reserved for issuance of which 882,000 are reserved for options granted. The 1996 Option Plan reserves 2,000,000 shares of the Company's Common Stock for issuance thereunder, of which 1,610,000 shares are reserved for issuance pursuant to outstanding options. The Company has in the past utilized and wishes in the future to utilize the Option Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by key employees, directors and others. In the event the Reverse Stock Split proposed above is approved by the Shareholders, the number of shares subject to the Option Plan will be reduced from 1,400,000 shares to 140,000 shares and 2,000,000 shares to 200,000 shares of which 249,200 shares would be reserved for issuance pursuant to outstanding options.

         On September 22, 1997, the Board of Directors approved and hereby recommends to the Shareholders that in the event that the Reverse Stock Split is approved at the Special Meeting, the Shareholders approve a proposal to amend the Company's 1996 Option Plan to increase the number of shares of Common Stock subject to the Option Plan from 200,000 shares to 2,000,000 shares. The proposed amendment will cause Section 3.1 of the Option Plan to be replaced with the following revised Section 3.1:

         3.1 Shares Subject to Plan. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed 2,000,000 shares of Common Stock.

         Except for such amendment, if approved, the 1996 Option Plan will remain unchanged. The following is a summary of the provisions of the 1996 Option Plan. This summary is qualified in its entirety by reference to the Option Plan, a copy of which may be obtained from the Company.

SUMMARY DESCRIPTION OF THE 1996 OPTION PLAN

         The 1996 Option Plan authorizes the granting to employees of the Company and its affiliates of both incentive stock options, as defined under
Section 422 of the Internal Revenue Code of 1986 ( "ISO"), and non-qualified stock options to purchase Common Stock ("NQO"). All employees of the Company and its affiliates are eligible to participate in the 1996 Option Plan. The 1996 Option Plan also authorizes the granting of non-qualified stock options to non-employee directors and consultants of the Company of non-qualified stock options to purchase Common Stock. Pursuant to the 1996 Option Plan, an option to purchase 10,000 shares of Common Stock shall be granted automatically to each outside director who is newly elected to the Company's Board. In addition, an option to purchase 2,500 shares of Common Stock shall be granted automatically, on the date of each annual meeting of shareholders of the Company, to each outside director who has served in that capacity for the past six months and continues to serve following such meeting. Any outside director may decline to accept any option granted to him under the 1996 Option Plan.

         The Board of Directors or the Compensation and Stock Option Committee is responsible for the administration of the 1996 Option Plan and determines the employee to be granted options, the period during which each option will be exercisable, the number of shares and exercise price of the Common Stock covered by each option, and whether line dropped an option will be a non-qualified or an incentive stock option. The Stock Option Committee has no authority to administer or interpret the provisions of the 1996 Option Plan relating to the grant of options to outside directors. The current members of the Compensation and Stock Option committee are Russell Cleveland and Dr. Harold Helderman.

         No option granted pursuant to the 1996 Option Plan is transferable otherwise than by will or the laws of descent and distribution. The term of each option granted to an employee under the 1996 Option Plan is determined by the Board of Directors or the Compensation and Stock Option Committee, but in no event may such term exceed 10 years from the date of grant. The exercise price for the purchase of shares subject to such an option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. Furthermore, the exercise price for any incentive stock option granted to an employee who owns stock possessing more than 10% of the total combined voting power for all classes of stock of the Company or an affiliate must be at least 110% of the fair market value of the Common Stock at the date of the grant. Upon exercise of an option by an employee, the purchase price must be paid in full in cash. Shares of Common Stock underlying options that have expired or terminated without being exercised in full, are again available for grant under the Option Plan. The aggregate fair market value (determined at the time an option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any person during any calendar year under the Plan shall not exceed $100,000. In addition, the aggregate number of shares of Common Stock for which any employee may be granted options during any one calendar year may not exceed 75,000.

         Each option granted to an outside director under the 1996 Option Plan shall be exercisable in whole or in part during the four-year period commencing on the date of grant of such option. Any option granted to an outside director shall remain effective during its entire term regardless of whether such director continues to serve as a director. The purchase price per share of Common Stock under each option granted to a director will be the fair market value of such share on the date of grant.

         The vesting period for options granted under the 1996 Option Plan is set forth in an option agreement entered into with the optionee. ISOs granted to an optionee terminate 90 days after retirement. In the event of death or disability, all vested options expire 180 days from the date of death or termination of employment due to disability.

         In the event that the Company effects a split of the outstanding shares of Common Stock or a dividend payable in Common Stock, or the outstanding Common Stock is combined into a smaller number of shares, the maximum number of shares subject to outstanding options and the purchase price per share of such options will be increased or decreased proportionately so that the aggregate purchase price for all the shares then subject to such options will remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including merger, consolidation or sale of assets) of the Company, the Board of Directors of the Company will make such adjustments, if any, as it deems appropriate in the number, purchase price and kind of shares covered by the unexercised portions of options theretofore granted under the 1996 Option Plan, to the extent permitted by applicable law.

         Upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the 1996 Option Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. A "change in control" includes certain mergers, consolidation, reorganization, sales of assets, or a dissolution of the Company.

         Unless sooner terminated, the 1996 Option Plan will expire on February 27, 2006. The Board of Directors of the Company may alter, amend or terminate the 1996 Option Plan, except that it may not, without the approval of the shareholders of the Company, make any alteration or amendment which would operate to (i) abolish the Stock Option Committee, change the qualification of its members or withdraw the administration of the 1996 Option Plan from the supervision of the Committee, (ii) increase the total number of shares of Common Stock for which options may be granted under the 1996 Option Plan, (other than proportionate adjustments described above), (iii) extend the term of the 1996 Option Plan or the maximum exercise period provide under the 1996 Option Plan, (iv) decrease the minimum purchase price provided under the 1996 Option Plan, (v) materially increase the benefits accruing to participants under the 1996 Option Plan, or (vi) materially modify the requirements as to eligibility for participation in the 1996 Option Plan. No amendment of termination of the 1996 Option Plan may adversely affect the rights of an optionee without the consent of such optionee.

STOCK OPTIONS

         Since January 1, 1996, the Company granted options to purchase 1,387,000 shares of Common Stock to four officers, 1,195,000 shares of Common Stock to 18 employees of the Company, and 117,500 shares to its directors. The exercise prices of the options ranged from $0.375 to $1.125 per share of Common Stock. Subsequent to the grants, options to purchase 150,000 shares held by officers, 300,000 shares held by employees, and 2,500 shares held by a director, were canceled due to termination of employment or resignation as a director. Neither the number nor value of future option awards to particular participants or groups of participants is presently determinable.

         On October 10, 1997, the per share market value of the Common Stock was $____.

FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

         The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

         An optionee does not realize taxable income upon the grant of an NQO if the exercise price is equal to the fair market value. If the exercise price is less than the fair market value, the optionee will realize income equal to the difference between the exercise of the NQO in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

         In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other "early" disposition of option-acquired shares.

VOTE REQUIRED

         The Board of Directors believes that the proposal to increase the number of shares of Common Stock subject to the 1996 Incentive and Non-Statutory Stock Option Plan, after approval of the proposed Reverse Stock Split, is in the best interests of the Company and the Shareholders. In order to approve and adopt this proposal at the Special Meeting, the votes cast in favor of the amendment must exceed the votes cast opposing the adoption of this proposal, provided a quorum is present.

            THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 1996 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN.

                                   ITEM - IV

           APPROVAL AND AUTHORIZATION TO GRANT SPECIAL STOCK OPTIONS
             TO THE COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER

         In February 1996, the Board of Directors approved the terms of an offer of employment with Karl H. Meister as President and Chief Executive Officer. Included in those terms is the February 28, 1996 grant of Special Stock Options which shall entitle Mr. Meister to purchase 750,000 shares of Common Stock of the Company at eighty five cents ($.85) per share. As a result of the actions being taken at this meeting the number of options previously granted to Mr. Meister will be reduced to 75,000 options exercisable at $8.50 per share. In view of the anticipated share price, it is being proposed to cancel this option and grant to Mr. Meister a new option to purchase 300,000 shares to be exercisable at the fair market value determined at the close of business on the date of the consummation of the transactions referred to above.

VOTE REQUIRED

         The Board of Directors believes that the proposal to cancel the existing option to Mr. Meister and issue a new option to purchase 300,000 shares of Common Stock, after approval of the proposed Reverse Stock Split, is in the best interests of the Company and the Shareholders. In order to approve this proposal at the Special Meeting, the votes cast in favor of the proposal must exceed the votes cast opposing such action, provided a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO GRANT
      SPECIAL STOCK OPTIONS TO THE PRESIDENT AND CHIEF EXECUTIVE OFFICER.

                                    ITEM - V

          AMENDMENT TO THE COMPANY'S 1996 MANAGEMENT COMPENSATION PLAN

         The Company maintains a 1996 Management Compensation Plan (the "Compensation Plan") under which shares of Common Stock may be issued to management employees. The Compensation Plan currently reserves 500,000 shares of the Company's Common Stock for issuance thereunder. Currently, no shares have been issued under the Compensation Plan. The purpose of the Compensation Plan is to reward management employees for superior results obtained by the Company and by such employees individually. The Company wishes in the future to utilize the Compensation Plan to attract and retain superior executive talent and to obtain a commitment to the long-term success of the Company.

         In the event the Reverse Stock Split is approved, the number of shares subject to the Compensation Plan will be automatically reduced to 50,000 shares of Common Stock. On September 22, 1997, the Board of Directors approved and hereby recommends to the Shareholders, in the event the proposed Reverse Stock Split is approved, that the Shareholders approve a proposal to amend the Company's Compensation Plan to increase the number of shares of Common Stock subject to the Compensation Plan from 50,000 shares to 500,000 shares. The proposed amendment will cause the first sentence of the section of the Compensation Plan entitled "Shares Subject to this Plan" to be replaced with the following revised first sentence:

         "Shares Subject to this Plan:

         .........The total number of shares of Common stock of the Company that may be issued pursuant to this Plan shall not exceed a maximum of 500,000 in the aggregate."


         Except for such amendment, if approved, the Compensation Plan will remain unchanged. The following is a summary of the provisions of the Compensation Plan. This summary is qualified in its entirety by reference to the Compensation Plan, a copy of which may be obtained from the Company.

SUMMARY DESCRIPTION OF THE COMPENSATION PLAN

         The Compensation Plan authorizes the granting to management employees of the Company and its subsidiaries of incentive compensation in the form of bonuses payable 50% in cash and 50% in Common Stock of the Company. Management employees of the Company or one or more of its subsidiaries who are selected to participate in the Compensation Plan by the Compensation and Stock Option Committee of the Board of Directors of the Company are eligible to receive bonuses pursuant to the Compensation Plan.

         The Compensation and Stock Option Committee is responsible for the administration of the Compensation Plan. The current members of the Compensation and Stock Option Committee are Russell Cleveland and Dr. Harold Helderman.

         The Compensation and Stock Option Committee shall have full authority to interpret the Compensation Plan, to establish rules and regulations relating to the operation of the Compensation Plan, to determine the management employees eligible to receive bonuses thereunder, to set bonus criteria, to determine whether and to what extent the bonus criteria or other results have been met, and to make all other determinations and take all other actions as the Compensation and Stock Option Committee deems necessary, advisable or appropriate for the proper administration of the Compensation Plan. The criteria for incentive compensation under the Compensation Plan consists of two parts - corporate results and individual results. Corporate results means exceeding budgeted sales and profits and meeting certain annual bonus criteria. Individual results are measured by whether an employee achieves certain goals set for his or her position. The amount of potential bonus for an employee consists of a target bonus multiplied by a performance component. The target bonus is determined as a percentage of salary and ranges from 20% to 35% depending on the individual's position. The performance component is a percentage rate measuring results achieved in comparison to the Company's annual operating budget. The performance component can be adjusted upward or downward based on individual performance, upon approval by the Compensation and Stock Option Committee.

         As soon as practicable after the close of the Company's fiscal year, the Compensation and Stock Option Committee shall determine the bonus amounts payable, if any, to participants with respect to such fiscal year in accordance with the Compensation Plan. As soon as practicable after the amount of such participant's bonus for a fiscal year has been determined and certified, 50% of the bonus will be paid in cash and 50% in Common Stock, based on the fair market value of the stock on the date of certification of payment of the bonus by the Compensation and Stock Option Committee.

         No participant will have the right to receive payment of any bonus unless the participant is an employee of the Company or one of its subsidiaries through the date of certification of such bonus; provided, however, that the Compensation and Stock Option Committee may, in its sole discretion, pay all or part of a bonus to any participant whose employment with the Company or its subsidiaries is terminated prior to such certification for any reason. In addition, the Compensation and Stock Option Committee may, in its sole discretion, increase or decrease any bonus payable to any participant to reflect the individual performance and contribution of, and other factors relating to, such participant.

         In the event the Company effects a split of the outstanding shares of Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock of the Company is combined into a smaller number of shares, the maximum number of shares that may be issued under the Compensation Plan will be decreased or increased proportionately.

         The Compensation Plan shall terminate on February 27, 2001, provided, however, that any bonus payment determined and certified pursuant to the Compensation Plan, but not yet paid as of the date of such termination shall be paid as soon as practicable, but in no event later than thirty days after the date of such termination. The Board of Directors of the Company may alter or amend the Compensation Plan but may not, without the approval of the shareholders of the Company, make any alteration or amendment thereof which operates (i) increase the total number of shares of Common Stock of the Company which may be issued under the Compensation Pan (other than as described in the preceding paragraph), (ii) extend the term thereof, (iii) materially increase the benefits accruing to participants thereunder, or (iv) materially modify the requirements as to eligibility for participation in the Compensation Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE COMPENSATION PLAN

         Upon the grant of a cash bonus, a participant will recognize ordinary income and the Company will be entitled to a corresponding deduction (subject to the new deduction limitations described below) equal to the amount of the cash bonus. Except as described below in the case of an "insider" subject to
Section 16(b) of the Exchange Act, upon the grant of a stock bonus, a participant will recognize ordinary income and the Company will be entitled to a corresponding deduction (subject to the new deduction limitations described below) equal to the fair market value of the Common Stock of the Company at the time. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange Act who receives a stock bonus will recognize income on the six months after the date of grant in an amount equal to the fair market value of the Common Stock of the Company. A participant subject to Section 16(b) of the Exchange Act can avoid such deferral by making an election, pursuant to Section 83(b) of the Code, no later than thirty days after the date of grant.

         Section 162(m) of the Code, which became effective in 1994, limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's shareholders and meets certain other criteria. The Company may be limited by
Section 162(m) of the code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to bonuses awarded under the Compensation Plan.

VOTE REQUIRED

         The Board of Directors believes that the proposal to increase the number of shares of Common Stock subject to the 1996 Management Compensation Plan is in the best interests of the Company and the Shareholders. In order to approve and adopt this proposal at the Special Meeting, the votes cast in favor of the amendment must exceed the votes cast opposing the adoption of this proposal, provided a quorum is present.

            THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND
                     THE 1996 MANAGEMENT COMPENSATION PLAN.

                                 OTHER MATTERS

         At the time of the preparation of this Information Statement, the Board of Directors of the Company has no knowledge of any other matters to be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting and described herein.

                                       By Order of the Board of Directors



                                               Charles C. Dragone
                                              Chairman of the Board

October 14, 1997
Parsippany, New Jersey

                                                                      APPENDIX A

                BIODYNAMICS INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                 Pro forma
                                                         (unaudited)  --------------------------------
                                                           6/30/97    (Note 1)    (Note 2)    (Note 3)
                                                         -----------  --------    --------    --------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                            $    495    $    495    $  1,495    $  1,495
     Accounts receivable                                     1,450       1,450       1,450       1,450
     Inventories                                             3,698       3,698       3,698       3,698
     Other current assets                                      428         428         428         428
                                                          --------    --------    --------    --------
                                                             6,071       6,071       7,071       7,071

Property, plan and equipment, net                            3,135       3,135       3,135       3,135
Intangible and other assets, net                             2,880       2,880       2,880       2,880
                                                          --------    --------    --------    --------

TOTAL ASSETS                                              $ 12,086    $ 12,086    $ 13,086    $ 13,086
                                                          ========    ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                                      $    592    $    592    $    592    $    592
    Accrued interest                                           707         212         212           8
    Other accrued expenses                                   1,872       1,706       1,706       1,706
    Credit facility                                            771         771         771         771
    Current portion of long-term debt                        2,378       1,093       2,093         (93)
                                                          --------    --------    --------    --------
                                                             6,320       4,374       5,374       3,170

LONG-TERM DEBT                                               6,482       5,460       5,460       3,460

SHAREHOLDERS' EQUITY
Preferred Stock, par value $.01 per share,
     issued and outstanding Series C: 110,603; 123,228;
     -0- and -0- respectively                                    1           1          --          --
Common Stock, par value $.01 per share,
     issued and outstanding: 8,390,890; 8,390,890
     26,875,090 and 5,313,810 shares respectively               84          84         269          53
Additional contributed capital                              21,300      22,888      22,704      27,124
Foreign currency translation adjustment                       (148)       (148)       (148)       (148)
Accumulated deficit                                        (21,953)    (20,573)    (20,573)    (20,573)
                                                          --------    --------    --------    --------

                                                              (716)      2,252       2,252       6,456
                                                          ========    ========    ========    ========

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $ 12,086    $ 12,086    $ 13,086    $ 13,086
                                                          ========    ========    ========    ========

--------------------
Notes to Pro Forma Balance Sheets

(1) Incorporates the July 1, 1997 litigation settlement and conversion of Senior B Long-term debt to Series C Preferred Stock.
(2) Reflects the September 16, 1997 conversion of Series C Preferred Stock to restated Common Shares and the September 15, 1997 $1 million short-term bridge loan.
(3) Incorporates the exchange of long-term mezzanine debt for restated Common Shares and the exchange of both short-term bridge loans to a long-term Convertible Debenture.